UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2010

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items.

On December 15, 2010, NutraCea entered into a Settlement and Release Agreement with Brad Edson (the “Settlement Agreement”).  Mr. Edson was the chief executive officer, president and director of NutraCea until his resignation on March 9, 2009.  In consideration for the settlement and mutual release of claims, Mr. Edson agreed to, among other things, pay to NutraCea three hundred and fifty thousand dollars ($350,000) (the “Settlement Amount”).  As partial payment for the Settlement Amount, Mr. Edson assigned to NutraCea his 35,000 shares of common stock and his warrants to purchase 6,000,000 shares of NutraCea common stock at a price per share equal to $0.30.  NutraCea agreed to credit the value of the common stock against the Settlement Amount at a price per share equal to the higher of the price per share on the Effective Date (defined below) or $0.15 per share.  NutraCea agreed to credit $267,000 against the Settlement Amount for the assignment of the warrants.  Mr. Edson agreed to pay the remaining balance of the settlement amount to NutraCea by no later than December 31, 2011.

The Settlement Agreement will become effective (the “Effective Date”) upon the entry of an order approving it by the United States Bankruptcy Court for the District of Arizona.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
99.1	Press Release dated December 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: December 20, 2010	By:	/s/ Jerry Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)